Exhibit 99.1

NEWS RELEASE

Media Relations:	Investor Relations:

ARAMARK Corporation	ARAMARK Corporation
Kristine Grow, 215-238-3538	Bobbi Chaville, 215-238-3726
grow-kristine@aramark.com	chaville-bobbi@aramark.com

ARAMARK REPORTS RECORD SECOND QUARTER SALES

PHILADELPHIA, PA – May 11, 2005 – ARAMARK Corporation (NYSE: RMK), a world leader in managed services, today reported sales of $2.7 billion, a record for a second quarter, up 6 percent from the prior year quarter.

Second quarter net income increased 14 percent to $53.1 million and diluted earnings per share were $0.28, an increase of 17 percent from the prior year quarter.

These quarterly results include an after-tax gain of $0.04 per share from a real estate sale by an equity affiliate and a $0.02 per share charge from the company’s plan to exit its West Africa oil services business and management separation costs in the UK.

Year-to-Date Results

For the first six months of fiscal 2005, sales increased 8 percent to $5.4 billion, net income increased 10 percent to $125.5 million, and diluted earnings per share increased 12 percent to $0.66 from the prior year period.

Chief Executive Officer’s Comments

“With our strong first half performance, we are solidly on our way to achieving our planned objectives for the full year. Our performance is especially gratifying in view of the absence of NHL hockey for the full six months,” said Joseph Neubauer, Chairman and Chief Executive Officer of ARAMARK. “We are very focused on achieving sustained profitable growth in all of our businesses. I am particularly pleased with the second quarter margin improvement in our domestic food and support services and uniform rental segments. Through operational focus, financial discipline and strong execution, we are continuing to create value for our clients, customers and shareholders.”

Food and Support Services

In ARAMARK’s Food and Support Services – U.S. segment, second quarter sales were $1.7 billion, driven by solid growth in the healthcare and education sectors. Sales growth was 2 percent, and 5 percent after adjusting for acquisitions, the NHL lockout, and the Easter holiday’s impact on the Education business. Segment operating income was $77.6 million, up 27 percent from the prior year quarter and up 11 percent after adjusting for the real estate sale gain of $9.7 million. The operating margin improved 30 basis points to 4 percent, excluding the gain.

Sales for the Food and Support Services – International segment were $569 million, up 20 percent from the year-ago quarter, including a 6-percentage-point currency translation benefit. Organic growth was 2 percent. Segment operating income of $17.7 million was down from $23.2 million in the 2004 second quarter and includes a $7.4 million charge relating to the company’s planned exit of its oil services business in West Africa and management separation costs in the UK.

Uniform and Career Apparel

In ARAMARK’s Uniform Career Apparel – Rental segment, sales of $281 million were up 8 percent from the 2004 second quarter. Organic growth was 5 percent. Segment operating income was up 10 percent to $29.4 million and the operating margin improved 20 basis points.

In the Direct Marketing segment, sales were $103 million, a 5 percent decrease from the prior year quarter. Operating income was $1.2 million compared to $4.9 million for the 2004 second quarter, due principally to margin erosion at Wearguard-Crest.

Financial Guidance

ARAMARK anticipates third-quarter sales of $2.75 billion to $2.8 billion and diluted earnings per share between $0.36 and $0.38.

For fiscal year 2005, ARAMARK expects sales of $10.8 billion to $11.1 billion. Excluding the net impact of the second quarter’s real estate gain and International write-off, which increased earnings per share by $0.02, the Company expects full year diluted EPS to be between $1.50 and $1.56.

Conference Call and Related Financial Information

In conjunction with its second quarter earnings release, ARAMARK will discuss its results in a conference call broadcast live over the Internet on May 11, 2005 at 10:00 a.m. Eastern Time. Interested parties are invited to log on to http://www.aramark.com to listen to this webcast. A recording of the conference call will be available on that Website.

The balance sheet, income statement and other financial information related to the second fiscal quarter of 2005 are attached to this press release and can also be found on the Investor Relations section of ARAMARK’s website at http://www.aramark.com.

Certain previously undisclosed financial information, as well as reconciliations of non-GAAP financial measures that are disclosed in the conference call, will also be available on the Investor Relations section of ARAMARK’s website.

About ARAMARK

ARAMARK Corporation is a world leader in providing award-winning food and facilities management services to health care institutions, universities and school districts, stadiums and arenas, international and domestic corporations, as well as providing uniform and career apparel. ARAMARK was ranked number one in its industry in the 2005 FORTUNE 500 survey and was also named one of “America’s Most Admired Companies” by FORTUNE magazine in 2005, consistently ranking since 1998 as one of the top three most admired companies in its industry as evaluated by peers. Headquartered in Philadelphia, ARAMARK has approximately 242,500 employees serving clients in 19 countries.

Forward-Looking Statements

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include: unfavorable economic conditions, ramifications of any future terrorist attacks or increased security alert levels; increased operating costs, including labor-related and energy costs; shortages of qualified personnel or increases in labor costs; costs and possible effects of union organizing activities; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs; our ability to integrate and derive the expected benefits from recent acquisitions; competition; decline in attendance at client facilities; unpredictability of sales and expenses due to contract terms and terminations; the contract intensive nature of our business, which may lead to client disputes; high leverage; claims relating to the provision of food services; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to food service, the environment, Federal and state employment laws and wage and hour laws; import and export controls and customs laws; dram shop litigation; inability to retain current clients and renew existing client contracts; determination by customers to reduce outsourcing and use of preferred vendors; seasonality; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of and elsewhere in ARAMARK’s SEC filings, copies of which may be obtained by contacting ARAMARK’s investor relations department via its web site www.aramark.com.

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ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	April 1, 2005	April 2, 2004
Sales	$2,659,142	$2,517,529

Costs and Expenses:
Cost of services provided	2,429,619	2,303,392
Depreciation and amortization	78,897	73,793
Selling and general corporate expenses	34,744	33,095

	2,543,260	2,410,280

Operating income	115,882	107,249
Interest and other financing costs, net	33,360	32,311

Income before income taxes	82,522	74,938
Provision for income taxes	29,428	28,284

Net income	$53,094	$46,654

Earnings Per Share:
Basic	$0.28	$0.25
Diluted	$0.28	$0.24

Weighted Average Shares Outstanding:
Basic	187,388	190,410
Diluted	189,583	194,840

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Six Months Ended
	April 1, 2005	April 2, 2004
Sales	$5,389,375	$4,976,386

Costs and Expenses:
Cost of services provided	4,904,382	4,524,896
Depreciation and amortization	156,552	143,325
Selling and general corporate expenses	68,595	63,495

	5,129,529	4,731,716

Operating income	259,846	244,670
Interest and other financing costs, net	64,635	61,570

Income before income taxes	195,211	183,100
Provision for income taxes	69,671	69,094

Net income	$125,540	$114,006

Earnings Per Share:
Basic	$0.67	$0.60
Diluted	$0.66	$0.59

Weighted Average Shares Outstanding:
Basic	186,506	188,973
Diluted	189,215	194,352

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(In Thousands)

	April 1, 2005	October 1, 2004
Assets
Current Assets	$1,373,353	$1,340,015
Property and Equipment, net	1,223,860	1,214,382
Goodwill	1,685,782	1,589,144
Other Assets	803,340	678,032

	$5,086,335	$4,821,573

Liabilities and Shareholders’ Equity
Current Liabilities (1)	$1,362,381	$1,454,930
Long-Term Borrowings	1,981,051	1,843,200
Other Liabilities	492,622	373,788
Total Shareholders’ Equity	1,250,281	1,149,655

	$5,086,335	$4,821,573

(1)	- Includes $43.7 million and $25.5 million of current maturities of long-term borrowings as of April 1, 2005 and October 1, 2004, respectively.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW DATA

(Unaudited)

(In Thousands)

	Six Months Ended
	April 1, 2005	April 2, 2004
Cash flows from operating activities:
Net income	$125,540	$114,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	156,552	143,325
Income taxes deferred	(3,370)	15,920
Changes in noncash working capital	(121,817)	(153,480)
Net proceeds from sale of receivables	36,000	10,800
Other operating activities	(17,814)	(23,704)

Net cash provided by operating activities	175,091	106,867

Cash flows from investing activities:
Net purchases of property and equipment and client contract investments	(142,653)	(129,863)
Proceeds from sale of investment	—	8,500
Acquisitions and other investing activities	(82,632)	(125,610)

Net cash used in investing activities	(225,285)	(246,973)

Cash flows from financing activities:
Net proceeds from long-term borrowings	143,490	178,044
Dividend payments	(20,216)	(18,616)
Proceeds from issuance of common stock	28,315	34,307
Repurchase of stock and other financing activities	(97,245)	(64,844)

Net cash provided by financing activities	54,344	128,891

Increase (decrease) in cash and cash equivalents	$4,150	$(11,215)

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Three Months Ended
	April 1, 2005	April 2, 2004
Sales
Food and Support Services - United States	$1,705,705	$1,673,028
Food and Support Services - International	569,283	475,711
Uniform and Career Apparel - Rental	280,800	260,353
Uniform and Career Apparel - Direct Marketing	103,354	108,437

	$2,659,142	$2,517,529

Operating Income
Food and Support Services - United States (1)	$77,608	$60,996
Food and Support Services - International (2)	17,693	23,226
Uniform and Career Apparel - Rental	29,400	26,697
Uniform and Career Apparel - Direct Marketing	1,249	4,873
Corporate	(10,068)	(8,543)

	$115,882	$107,249

(1)	Includes $9.7 million gain on real estate sale by equity affiliate.
(2)	Includes $7.4 million charge for exiting West Africa business and severance.

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Six Months Ended
	April 1, 2005	April 2, 2004
Sales
Food and Support Services - United States	$3,482,236	$3,333,586
Food and Support Services - International	1,121,293	891,084
Uniform and Career Apparel - Rental	556,974	516,168
Uniform and Career Apparel - Direct Marketing	228,872	235,548

	$5,389,375	$4,976,386

Operating Income
Food and Support Services - United States (1)	$172,282	$150,432
Food and Support Services - International (2)	38,834	39,664
Uniform and Career Apparel - Rental	60,026	55,617
Uniform and Career Apparel - Direct Marketing	9,559	16,324
Corporate	(20,855)	(17,367)

	$259,846	$244,670

(1)	Includes $9.7 million gain on real estate sale by equity affiliate.
(2)	Includes $7.4 million charge for exiting West Africa business and severance.

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED SALES GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of sales growth in the quarterly periods adjusted to eliminate the effects of acquisitions, divestitures, the impact of currency translation (organic growth) and, for fiscal 2005, the effect of the National Hockey League strike and the estimated effect of the Easter holiday timing on the Education Sector sales, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Three Months Ended		% Change
	April 1, 2005	April 2, 2004
Food and Support Services - U.S. Sales (as reported)	$1,705,705	$1,673,028	2%
Effect of Acquisitions and Divestitures	(109)	—

	1,705,596	1,673,028
NHL Strike	—	(34,636)
Estimated Effect of Timing of Easter Holidays on Education Sector	7,048	—

Food and Support Services - U.S. Sales (as adjusted)	$1,712,644	$1,638,392	5%

Food and Support Services - International Sales (as reported)	$569,283	$475,711	20%
Effect of Currency Translation	—	24,595

Food and Support Services - International Sales (excluding currency translation)	569,283	500,306	14%
Effect of Acquisitions and Divestitures	(87,563)	(26,079)

Food and Support Services - International Sales (as adjusted)	$481,720	$474,227	2%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING INCOME

(Unaudited)

(In thousands)

Management believes that presentation of operating income growth in the quarterly periods adjusted to eliminate the effect of the gain from a real estate sale by an equity affiliate ($9.7 million), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

	Three Months Ended		% Change
	April 1, 2005	April 2, 2004
Food and Support Service - U.S. Operating Income (as reported)	$77,608	$60,996	27%
Gain from Real Estate Sale by Equity Affiliate	(9,737)	—

Food and Support Services - U.S. Operating Income (as adjusted)	$67,871	$60,996	11%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING INCOME MARGIN

(Unaudited)

(In thousands)

In the second quarter of fiscal 2005, ARAMARK recorded a $9.7 million gain related to a real estate sale by an equity affiliate. The table below is presented to illustrate the effect of this gain on operating income margin, which we define as operating income expressed as a percentage of sales.

	Three Months Ended		Change
	April 1, 2005	April 2, 2004
Food and Support Services - U.S. Sales (as reported)	$1,705,705	$1,673,028

Food and Support Services - U.S. Operating Income (as reported)	$77,608	$60,996

Food and Support Services - U.S. Operating Margin (as reported)	4.5%	3.6%

Food and Support Services - U.S. Sales (as reported)	$1,705,705	$1,673,028

Food and Support Services - U.S. Operating Income (as reported)	$77,608	$60,996
Less: Gain on Sale	(9,737)	—

Food and Support Services - U.S. Operating Income (as adjusted)	$67,871	$60,996

Food and Support Services - U.S. Operating Margin (as adjusted)	4.0%	3.6%	0.33%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

FORECASTED FULL YEAR DILUTED EARNINGS PER SHARE

(Unaudited)

In the second quarter of fiscal 2005, the Company recorded a gain on a real estate sale by an equity affiliate of $9.7 million ($7.8 million net of tax; $0.04 per share). Additionally, the Company recorded charges of $7.4 million ($4.8 million net of tax; $0.02 per share) related to the plan to exit its oil services business in West Africa and management separation charges in the UK. These items have been excluded from the comparisons of forecasted earnings per share due to the size and unusual nature of these items.

	Fiscal Year Ended September 30, 2005
Forecasted Range of Diluted Earnings Per Share	$1.52	-	$1.58
Less: Gain from Real Estate Sale by Equity Affiliate	(0.04)		(0.04)
Add: Charges for Exiting West Africa and UK Management Separation Costs	0.02		0.02

Forecasted Range of Diluted Earnings Per Share (as adjusted)	$1.50	-	$1.56